Exhibit 1.2



                               IDAHO POWER COMPANY

                              First Mortgage Bonds,
                       Secured Medium-Term Notes, Series F
                      Due From Nine Months to Thirty Years
                               From Date of Issue

                  Amended and Restated Selling Agency Agreement

                                                                   June 19, 2007

Banc of America Securities LLC
Hearst Tower
214 North Tryon Street
Charlotte, NC  28255

J.P. Morgan Securities Inc.
270 Park Ave.
New York, NY 10017

KeyBanc Capital Markets Inc.
127 Public Square
Cleveland, OH  44114

RBC Capital Markets Corporation
One Liberty Plaza
New York, NY  10006

Wachovia Capital Markets, LLC
301 South College Street
Charlotte, NC  28288

Wedbush Morgan Securities Inc.
1000 Wilshire Boulevard, 9th Floor
Los Angeles, CA  90017

Wells Fargo Securities, LLC
123 N. Wacker Drive, Suite 1150
Chicago, IL  60606



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Ladies and Gentlemen:

          This Amended and Restated Selling Agency Agreement (this "Agreement") amends and restates the Selling Agency Agreement dated May 9, 2005 among Idaho Power Company, an Idaho corporation (the "Company"), and each of the other parties thereto (the "Original Selling Agency Agreement") and also adds Wedbush Morgan Securities Inc., as a party thereto and removes BNY Capital Markets, Inc. and Piper Jaffray & Co. as parties thereto. By your execution of this Agreement, each of you hereby waives receipt of any documents required to be provided to you at the Execution Time pursuant to Sections 5(b), 5(c), 5(d), 5(e) and 5(f) hereof.

          The Company confirms its agreement with each of you with respect to the issue and sale by the Company of up to $200,000,000 aggregate principal amount of its First Mortgage Bonds, Secured Medium-Term Notes, Series F, Due from Nine Months to Thirty Years from Date of Issue (the "Notes"). The Notes will be issued under the Indenture of Mortgage and Deed of Trust, dated as of October 1, 1937, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (the "Trustee"), and R.G. Page (Stanley Burg, successor individual trustee), as trustees, as supplemented and amended by all indentures supplemental thereto including the Fortieth Supplemental Indenture relating to the Notes dated as of May 1, 2005 (the "Supplemental Indenture"). The Indenture of Mortgage and Deed of Trust as it has been and may be supplemented as of any specified date is hereinafter referred to as the "Indenture". Unless otherwise specifically provided for and set forth in a Pricing Supplement (as defined below), the Notes will be issued in minimum denominations of $1,000 and in denominations exceeding such amount by integral multiples of $1,000, will be issued only in fully registered form and will have the interest rates, maturities and, if applicable, other terms set forth in such Pricing Supplement. The Notes will be issued, and the terms thereof established, in accordance with the Indenture and the Medium-Term Notes Administrative Procedures attached hereto as Exhibit A, as they may be amended from time to time (the "Procedures") (unless a Terms Agreement (as defined in Section 2(b)) modifies or otherwise supersedes such Procedures with respect to Notes issued pursuant to such Terms Agreement). The Procedures may be amended only by written agreement of the Company and you after notice to the Trustee. For the purposes of this Agreement, the term "Agent" shall refer to any of you acting solely in the capacity as agent for the Company pursuant to Section 2(a) and not as principal (collectively, the "Agents"), the term "Purchaser" shall refer to one of you acting solely as principal pursuant to Section 2(b) and not as agent, and the term "you" shall refer to you collectively whether at any time any of you is acting in both such capacities or in either such capacity. In acting under this Agreement, in whatever capacity, each of you is acting individually and not jointly.

          1. Representations and Warranties. The Company represents and warrants to, and agrees with, you as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (j) hereof.

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-122153), including a prospectus for the registration under the Act of $245,000,000 aggregate principal amount of its first mortgage bonds and debt securities (the "Securities"), including the Notes,


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which registration statement was declared effective by the Commission on January
27, 2005. Such registration statement, including incorporated documents, exhibits and financial statements, as amended as of the Execution Time, and the prospectus forming a part thereof , as supplemented by a prospectus supplement (the "Prospectus Supplement") relating to the Notes that the Company has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, is hereinafter called the "Registration Statement." The Registration Statement meets the requirements set forth in Rule 415(a)(1)(ix) or
(x) under the Act and complies in all other material respects with said Rule. In connection with the sale of the Notes, the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act further supplements to the Prospectus Supplement (each, a "Pricing Supplement") specifying the interest rates, maturity dates and, if appropriate, other similar terms of the Notes sold pursuant hereto or the offering thereof.

          (b) (i) As of the Execution Time and on the Effective Date, the Registration Statement complied, and (ii) on each date any supplement to the Prospectus relating to the Notes is filed with the Commission, as of the Applicable Time set forth in any Terms Agreement and at the date of delivery by the Company of any Notes sold hereunder (a "Closing Date"), the Prospectus, as supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the respective rules thereunder; (iii) on the Effective Date the Registration Statement did not, as of the Execution Time the Prospectus does not, and as of the Applicable Time the Pricing Disclosure Package will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, and in the case of the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which they were made, not misleading; (iv) on the date of the Prospectus Supplement and the date of any Terms Agreement (as defined in Section 2(b)) and on any Closing Date, the Prospectus, as supplemented as of any such date, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
(v) as of the Execution Time and on any Closing Date no stop order suspending the effectiveness of the Registration Statement shall be in effect nor shall there have been instituted or, to the Company's knowledge, threatened any proceeding for such purpose; provided, however, that the Company makes no representations or warranties as to (A) that part of the Registration Statement which shall constitute the Statements of Eligibility of the Trustees (Forms T-1 and T-2), or amendments thereto, under the Trust Indenture Act or (B) the information contained in or omitted from the Registration Statement, the Prospectus or the Pricing Disclosure Package in reliance upon and in conformity with information, if any, furnished in writing to the Company by any of you specifically for inclusion therein.

          (c) Other than the Base Prospectus, the Prospectus, any documents listed in Annex I to any Terms Agreement, or any document not constituting a prospectus under Section 2(a)(10)(a) of the Act or Rule 134 under the Act, the Company (including its agents and representatives, other than you) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to, any "written communication" (as defined in Rule 405 under the Act) that constitutes an offer to


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sell or solicitation of an offer to buy the Notes, unless such written communication is approved in writing in advance by you, or by such of you as may be applicable. To the extent any such written communication constitutes an "issuer free writing prospectus" (as defined in Rule 433 under the Act and referred to herein as an "Issuer Free Writing Prospectus"), such Issuer Free Writing Prospectus will comply in all material respects with the requirements of Rule 433(c) under the Act and, if the filing thereof is required pursuant to Rule 433, such filing will be made in the manner and within the time period required by Rule 433(d) under the Act. The Company will retain copies of each such Issuer Free Writing Prospectus in accordance with Rule 433 under the Act if retention is required pursuant to Rule 433.

          (d) As of the time any Notes are issued and sold hereunder, the Indenture will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms and such Notes will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture.

          (e) As of the time any Notes are issued and sold, the issue and sale of the Notes and the compliance by the Company with all the provisions of the Notes, the Indenture, and this Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company are subject, nor will such action result in any violation of the provisions of the Restated Articles of Incorporation, as amended or Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, qualification of or registration with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such orders as have been issued by the Idaho Public Utilities Commission (which grants authority to sell the Notes through November 19, 2008), the Public Utility Commission of Oregon and the Public Service Commission of Wyoming and are in full force and effect, and such as have been, or will have been prior to any Closing Date, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the sale and distribution of the Notes by the Agents.

          (f) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act). The Company's internal control over financial reporting was effective as of December 31, 2006 and the Company is not aware of any material weaknesses in its internal control over financial reporting.

          (g) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company's internal control over financial reporting which has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.


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          (h) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that were effective as of March 31, 2007.

          (i) On the Effective Date and as of the Execution Time, the Company is not, and has not been an "ineligible issuer," as defined in Rule 405 under the Act.

          (j) The terms that follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which the Company's most recent Annual Report on Form 10-K is filed. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Base Prospectus" shall mean the form of base prospectus relating to the Securities contained in the Registration Statement at the Effective Date. "Prospectus" shall mean the Base Prospectus as supplemented by the Prospectus Supplement and any applicable Pricing Supplement. With respect to any issue of Notes, (A) the "Applicable Time" will be (i) with respect to Notes sold to a Purchaser, such time as is specified in the applicable Terms Agreement as the Applicable Time, or, if the Terms Agreement does not specify the Applicable Time, the Applicable Time shall mean the time of the first sale (including, without limitation, a contract of sale) by the Company to a Purchaser of such Notes, or (ii) with respect to Notes sold by an Agent, the Applicable Time shall mean each time of sale (including, without limitation, a contract of sale) of such Notes, and (B) the "Pricing Disclosure Package" shall mean the Prospectus as amended or supplemented immediately prior to the Applicable Time taken together with any Final Term Sheet, any Issuer Free Writing Prospectus and any other free writing prospectus that the Company and such Agent shall expressly agree in writing to include as part of the Pricing Disclosure Package with respect to such issue of Notes. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference; provided, however, that any supplement to the Prospectus filed with the Commission pursuant to Rule 424 under the Act with respect to an offering of First Mortgage Bonds other than the Notes shall not be deemed to be a supplement to, or a part of, the Prospectus.

          (k) As of the Execution Time, since the date of the most recent audited financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus.


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          2. Appointment of Agents; Solicitation by the Agents of Offers to
Purchase; Sales of Notes to a Purchaser. (a) Subject to the terms and conditions set forth herein and to the reservation by the Company of the right to sell Securities directly on its own behalf, the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company.

          On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, when requested by the Company to use its reasonable best efforts, to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. Except as provided in Section 2(b), under no circumstances will any Agent be obligated to purchase any Notes for its own account. It is understood and agreed, however, that if approved by the Company any Agent may purchase Notes as principal pursuant to Section 2(b).

          Each of you agrees that in carrying out the transactions contemplated by the Agreement, it will observe and comply with all securities or blue sky laws, regulations, rules and ordinances in any jurisdiction in which the Notes may be offered, sold or delivered applicable to it as Agent hereunder. Each Agent agrees not to cause any advertisement of the Notes to be published in any newspaper or periodical or posted in any public place and not to publicly issue any circular relating to the Notes other than the Prospectus, except in any case with the prior express consent of the Company.

          Each Agent represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Notes (other than by means of a Final Term Sheet) that would constitute a "free writing prospectus," as defined in Rule 405 under the Act, required to be filed with the Commission.

          The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

          The Company agrees to pay each Agent a commission, for such Agent's services in acting as an agent and not for a purchase by such Agent as principal, at the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of the Notes sold by the Company. Such commission shall be payable as specified in the Procedures.

          The Company may from time to time offer Securities or Notes for sale otherwise than through an Agent and from time to time may appoint additional agents to sell the Notes;


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provided, however, that so long as this Agreement shall be in effect, the
C1ompany shall not solicit or accept offers to purchase Notes through any agent other than an Agent, except that the Company may accept offers to purchase Notes through an agent other than an Agent if the Company gives the Agents reasonable prior notice of such acceptance and any such agent enters into an agreement with the Company on terms that are substantially similar to those contained in or incorporated in this Agreement.

          If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall indemnify and hold each of you harmless against any loss, claim or damage arising from or as a result of such default by the Company.

          (b) Subject to the terms and conditions stated herein, whenever the Company and any of you determine that the Company shall sell Notes directly to any of you as principal, each such sale of Notes shall be made in accordance with the terms of this Agreement and a supplemental agreement relating to such sale. Each such supplemental agreement is herein referred to as a "Terms Agreement". Each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto and shall specify the aggregate principal amount of such Notes, the price to be paid to the Company for such Notes, the maturity date of such Notes, the rate at which interest will be paid on such Notes, the dates on which interest will be paid on such Notes and the record date with respect to each such payment of interest, the Applicable Time with respect to such Notes, the Closing Date, the place of delivery of the Notes and payment therefor, the method of payment and any requirements for the delivery of opinions of counsel, certificates from the Company or its officers or a letter from the Company's independent registered public accounting firm as described in
Section 6(b). Any such Terms Agreement may also specify the period of time referred to in Section 4(1) and certain terms of the reoffering of the Notes. Any Terms Agreement shall be substantially in the form attached hereto as Exhibit B and may take the form of an exchange of any standard form of written telecommunication between the Purchaser and the Company. The Purchaser's commitment to purchase Notes shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

          Delivery of the certificates for Notes sold to the Purchaser pursuant to a Terms Agreement shall be made not later than the Closing Date agreed to in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Procedures unless otherwise agreed to between the Company and the Purchaser in such Terms Agreement.

          Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such Purchaser at varying prices related to prevailing market prices determined at the time of resale or, if set forth in the applicable Terms Agreement and Pricing Supplement, at a fixed public offering price. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow to any broker or dealer any portion of the discount or


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commission payable pursuant hereto. Any resale at a discount may not exceed the amount set forth in the Pricing Supplement relating to such Notes.

          3. Offering and Sale of Notes. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

          4. Agreements. The Company agrees with you that:

          (a) Prior to the termination of the offering of the Notes (including by way of resale by a Purchaser of Notes), the Company will not file any amendment to the Registration Statement or supplement to the Prospectus (except for (i) periodic or current reports filed under the Exchange Act, (ii) a supplement relating to any offering of Notes providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other similar terms of any Notes or (iii) an amendment or a supplement relating to an offering of Securities other than the Notes) unless the Company has furnished to each of you through your counsel a copy for your review prior to filing and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, the Company shall cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act within the time period prescribed and shall provide evidence satisfactory to you of such filing.

          To the extent required under the Act, the Company also agrees to prepare, prior to the termination of the offering of the Notes, with respect to any Notes to be sold pursuant to this Agreement, an Issuer Free Writing Prospectus that is a Final Term Sheet in the form set forth in Annex II to the applicable Terms Agreement (the "Final Term Sheet"), and to file such Final Term Sheet pursuant to Rule 433(d) under the Act within the time required by such rule.

          The Company will promptly advise each of you (i) when the Prospectus, any supplement thereto, and any Issuer Free Writing Prospectus, has been filed with the Commission pursuant to Rule 424(b) or Rule 433(d) under the Act, (ii) when, prior to termination of any offering of Notes, any amendment of the Registration Statement (except periodic or current reports filed under the Exchange Act) has been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time following the relevant Applicable Time, when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which (i) the Prospectus, the Final Term Sheet or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances


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under which they were made, not misleading; (ii) it is necessary to amend or supplement the Registration Statement, the Prospectus, the Final Term Sheet or any Issuer Free Writing Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder or (iii) the information contained in an Issuer Free Writing Prospectus conflicts with information contained in the Registration Statement or the Prospectus that has not been superseded or modified, the Company will promptly (x) notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, each of you shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented), (y) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement to the Registration Statement, the Prospectus, the Issuer Free Writing Prospectus and the Final Term Sheet, which will correct such statement or omission or effect such compliance and (z) supply any supplemented Prospectus, Final Term Sheet or Issuer Free Writing Prospectus to each of you in such quantities as you may reasonably request. If such amendment or supplement is satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder.

          (c) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent such documents are not available pursuant to the EDGAR filing system, will furnish to each of you copies of such documents.

          (d) As soon as practicable, the Company will make generally available to its security holders and to each of you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (e) The Company will furnish to each of you and your counsel, without charge, as many copies of the Registration Statement (including exhibits thereto), and, so long as delivery of a prospectus may be required by the Act, the Prospectus and each additional prospectus supplement, Pricing Supplement, the Final Term Sheet, any Issuer Free Writing Prospectus, and each amendment or supplement to the Indenture entered into subsequent to the date hereof, as you may reasonably request.

          (f) The Company will use its best efforts to arrange for the qualification of the Notes for sale under the laws of such jurisdictions as any of you may reasonably designate, and will maintain such qualifications in effect so long as required for the distribution of the Notes, except that the Company shall not be required to qualify as a foreign corporation or dealer in securities or to execute a general consent to service of process in any jurisdiction.

          (g) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Supplemental Indenture, the Final Term Sheet,


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any Issuer Free Writing Prospectus, this Agreement, any Terms Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements of your counsel incurred in compliance with Section 4(f) (such fees not to exceed $10,000), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, (ii) reimburse each of you as requested for all out-of-pocket expenses (including pre-approved advertising expenses), if any, incurred by you in connection with the implementation of this program and (iii) pay the reasonable fees and expenses of your counsel incurred in connection with the implementation of this program.

          (h) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the Closing Date relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statement, the Prospectus as amended or supplemented at each such time and any Issuer Free Writing Prospectus relating to the Notes). Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the Closing Date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such Closing Date and of any other Securities to be issued and sold by the Company on or prior to such Closing Date, the aggregate amount of Securities (including any Notes) which have been issued and sold by the Company will not exceed the amount of Securities registered pursuant to the Registration Statement. The Company will inform you promptly upon your request of the aggregate amount of Securities registered under the Registration Statement which remain unsold.

          (i) Each time the Company files with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q or a material amendment or supplement thereto and each time that the Company requests you to solicit offers to purchase the Notes, the Company shall deliver or cause to be delivered promptly to you a certificate of the Company, in form reasonably satisfactory to you, signed by the Chief Executive Officer or the President or the principal financial or accounting officer of the Company, dated the date of delivery of such certificate, of the same tenor as the certificate referred to in Section 5(d) but modified to relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such certificate.

          (j) Each time the Company files with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q or a material amendment or supplement thereto and each time that the Company requests you to solicit offers to purchase the Notes, the Company shall furnish or cause to be furnished promptly to you a written opinion of counsel for the Company, in form reasonably satisfactory to you, dated the date of delivery of such opinion, of the same tenor as the opinion referred to in Section 5(b) but modified to relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

          (k) Each time the Company files with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q or a material amendment or supplement thereto and each time that the Company requests you to solicit offers to purchase the Notes, the Company shall cause its independent registered public accounting firm to promptly furnish to you a letter, dated five business days after the date of the effectiveness of such amendment or the date of filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the letter referred to in Section 5(e) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, however, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company's independent registered public accounting firm may limit the scope of such letter, which shall be satisfactory in form to you, to the unaudited financial statements, the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in your reasonable judgment, such letter should cover other information or changes in specified financial statement line items.

          (l) During the period, if any, specified in any Terms Agreement, the Company shall not, without the prior consent of the Purchaser thereunder, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any first mortgage bonds issued by the Company (other than the Notes being sold pursuant to such Terms Agreement).

          (m) Notwithstanding the foregoing, it is agreed that if, at any time and from time to time during the term of this Agreement, the Company should deliver to the Agents notification of its decision to suspend any sale of Notes hereunder, then during the period of any such suspension or suspensions the Company shall be relieved of its obligation to provide to the Agents the certificate, opinions and letter required pursuant to Sections 4(i), 4(j) and 4(k) hereof. However, whenever such a suspension is lifted, the Company will be required to deliver to the Agents, prior to the resumption of any sale of Notes hereunder, the most recent certificate, opinions and letter that would have been required except for the suspension.

          (n) During the term of this Agreement, the Company shall furnish to each Agent (i) to the extent such documents are not available pursuant to the EDGAR filing system, copies of all annual, quarterly and current reports (without exhibits but including documents incorporated therein by reference) of the Company filed with the Commission under the Exchange Act, (ii) copies of all announcements made to the general financial community and (iii) notice of (x) any decrease in the rating or (y) credit watch with negative implications, in either case of the Notes or any other debt securities of the Company, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act).

          (o) The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents shall have the right to refuse to purchase such Note if, subsequent to the agreement to purchase such Note, any change, condition or development specified in any of Sections 8(b)(iii), (iv) or (v) shall have occurred (with the judgment of the Agent that presented the offer to purchase such Note being substituted for any judgment of a Purchaser required therein) the effect of which is, in the judgment of the Agent that presented the offer to purchase such Note, so material and adverse as to make it impractical or inadvisable to proceed with the sale and delivery of such Note (it being understood that under no circumstance shall any such Agent have any duty or obligation to the Company or to any such person to exercise the judgment permitted to be exercised under this
Section 4(o)).

          5. Conditions to the Obligations of the Agents. The obligations of each Agent to solicit offers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, on the Effective Date, when any supplement to the Prospectus relating to the Notes is filed with the Commission and as of each Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) under the Act, the Prospectus, and any supplement, shall have been filed in the manner and within the time period required by Rule 424(b) under the Act; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          The Company shall have also complied with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

          (b) The Company shall have furnished to each Agent the opinions of LeBoeuf, Lamb, Greene & MacRae LLP, counsel to the Company and Thomas R. Saldin, Esq., General Counsel for the Company, dated the Execution Time substantially in the forms of Exhibits D-1 and D-2 hereto and Exhibit E hereto, respectively.

          (c) Each Agent shall have received from Sullivan & Cromwell LLP, counsel for the Agents, such opinion or opinions, dated the Execution Time, with respect to the incorporation of the Company, the validity of the Indenture and the Notes, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering their opinions, Sullivan & Cromwell LLP may rely upon the opinion described above of Thomas R. Saldin, Esq., General Counsel for the Company, as to all matters of Idaho, Montana, Nevada, Oregon and Wyoming law.

          (d) The Company shall have furnished to each Agent a certificate of the Company, signed by the Chief Executive Officer or the President or the principal financial or accounting officer of the Company, dated the Execution Time, to the effect that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent audited financial statements included in or incorporated by reference in the Prospectus, there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus.

          (e) At the Execution Time, Deloitte & Touche LLP shall have furnished to each Agent a letter or letters (which may refer to letters previously delivered to the Agents), dated as of the Execution Time to the effect set forth in Exhibit C hereto.

          (f) Prior to the Execution Time, the Company shall have furnished to each Agent such further information, documents and certificates as the Agents may reasonably request.

          If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Agents and counsel for the Agents, this Agreement and all obligations of any Agent hereunder may be cancelled at any time by the Agents. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          The documents required to be delivered by this Section 5 shall be delivered at the office of LeBoeuf, Lamb, Greene & MacRae LLP, counsel for the Company, on the date hereof.

          6. Conditions to the Obligations of a Purchaser. The obligations of a Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of the related Terms Agreement and as of the Closing Date for such Notes, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

          (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) To the extent agreed to between the Company and the Purchaser in a Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(d) (except that references to the Prospectus shall be to the Prospectus as supplemented as of the date of such Terms Agreement), (ii) the opinions of LeBoeuf, Lamb, Greene & MacRae LLP, and Thomas R. Saldin, Esq., counsel for the Company, dated as of the Closing Date, to the effect referred to in Section 5(b), (iii) the opinion(s) of Sullivan & Cromwell LLP, counsel for the Purchaser, dated as of the Closing Date, to the effect referred to in
Section 5(c), and (iv) the letter of Deloitte & Touche LLP, independent registered public accounting firm for the Company, dated as of the Closing Date, to the effect referred to in Section 5(e).

          (c) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and the applicable Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement and required to be delivered to the Purchaser pursuant to the terms hereof and thereof shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be cancelled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          7. Indemnification. (a) The Company will indemnify and hold harmless each of you against any losses, claims, damages or liabilities, joint or several, to which you may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus, any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each of you for any legal or other expenses reasonably incurred by you in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus, any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with information furnished in writing to the Company by you or on your behalf for inclusion therein or arising out of, or based upon, statements in or omissions from Exhibits 25.1 and 25.3 to the Registration Statement which shall constitute the Statements of Eligibility of the Trustees on Forms T-1 and T-2, or amendments thereto, under the Indenture; and provided, further, that the foregoing indemnity agreement contained in this Section 7(a), with respect to any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus, any amendment or supplement thereto or any Issuer Free Writing Prospectus, shall not inure to the benefit of any of you from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any person controlling you, where (i) prior to the Applicable Time, the Company shall have notified you that any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus, any amendment or supplement thereto or any Issuer Free Writing Prospectus contains an untrue statement of material fact or omits to state therein a material fact necessary in order to make the statements therein not misleading, (ii) such untrue statement or omission of a material fact was corrected in a further amendment or supplement to the preliminary prospectus, preliminary prospectus supplement, Registration Statement, Prospectus, any amendment or supplement thereto or, where permitted by law, an Issuer Free Writing Prospectus, and such corrected preliminary prospectus, preliminary prospectus supplement, Registration Statement, Prospectus, any amendment or supplement thereto or Issuer Free Writing Prospectus was provided to you prior to the Applicable Time, (iii) such corrected preliminary prospectus, preliminary prospectus supplement, Registration Statement, Prospectus, any amendment or supplement thereto or Issuer Free Writing Prospectus (excluding any document incorporated by reference therein) was not conveyed to such person at or prior to the contract for sale of the Notes to such person and (iv) such loss, claim, damage or liability would not have occurred had the corrected preliminary prospectus, preliminary prospectus supplement, Registration Statement, Prospectus, any amendment or supplement thereto or Issuer Free Writing Prospectus (excluding any document incorporated by reference therein) been conveyed to such person as provided for in clause (iii) above. This indemnity agreement shall be in addition to any liability that the Company may otherwise have.

          The foregoing indemnity agreement shall, upon the same terms and conditions, extend to and inure to the benefit of each person, if any, that controls any of you within the meaning of the Act.

          (b) Each of you severally and not jointly shall indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus, any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus, any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by you or on your behalf for inclusion therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred. This indemnity agreement shall be in addition to any liability that you may otherwise have.

          The foregoing indemnity agreement shall, upon the same terms and conditions, extend to and inure to the benefit of each director of the Company, each of its officers who has signed the Registration Statement and each person, if any, that controls the Company within the meaning of the Act.

          (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each of you on the other from the offering of the Notes to which such loss, claim, damage or liability (or actions in respect thereof) relates and also the relative fault of the Company on the one hand and each of you on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each of you on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by you. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or any of you on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of you agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), you shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes sold by or through you to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of you in this subsection
(d) to contribute are several in proportion to the respective purchases made by or through you to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

          8. Termination. (a) This Agreement will continue in effect until terminated as provided in this Section 8. This Agreement may be terminated either by the Company as to any Agent or by any of you insofar as this Agreement relates to any Agent, by giving written notice of such termination to such Agent or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the fifth paragraph of Section 2(a), Section 4(g), Section 7 and Section 9.

          (b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Purchaser, by written notice given to the Company prior to delivery of any payment for any Note to be purchased thereunder, if subsequent to the agreement to purchase such Note and prior to such payment time
(i) there shall have occurred any change in or affecting the business or properties of the Company and its subsidiaries taken as a whole the effect of which is, in the judgment of the Purchaser, so material and adverse as to make it impracticable or inadvisable to enforce contracts for the sale of such Note,
(ii) there shall have been any decrease in the rating of any of the Company's first mortgage bonds by Moody's Investors Service or Standard & Poor's Ratings Services the effect of which is, in the judgment of the Purchaser, so material and adverse as to make it impracticable or inadvisable to enforce contracts for the sale of such Note, (iii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iv) a general moratorium on commercial banking activities shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred, (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which is such as to make it, in the judgment of the Purchaser, impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus or
(vi) there shall have occurred any adverse change in national or international financial, political or economic conditions the effect of which is such as to make it, in the judgment of the Purchaser, impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

          9. No Fiduciary Duty. The Company acknowledges and agrees with respect to the purchase and sale of Notes pursuant to Section 2(b) of this Agreement that (i) such purchase and sale is an arm's-length commercial transaction between the Company, on the one hand, and any of you, on the other, (ii) in connection therewith and with the process leading to such transaction each of you is acting solely as principal and not as agent or fiduciary of the

Company, (iii) you have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether you have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company acknowledges and agrees that with respect to the purchase and sale of Notes pursuant to Section 2(b) of this Agreement, it will not claim that you have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such purchase and sale or the process leading thereto.

          10. Survival of Certain Provisions. The respective representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the persons referred to in Section 7 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(g) and 7 hereof shall survive the termination or cancellation of this Agreement. The provisions of this Agreement applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement. If at the time of termination of this Agreement any Purchaser shall own any Notes with the intention of selling them, the provisions of Section 4 shall remain in effect until such Notes are sold by the Purchaser.

          11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be mailed, delivered or telegraphed and confirmed to such of you, at the address specified in
Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1221 W. Idaho Street, Boise, Idaho 83702-5627, attention of the Secretary.

          12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and the controlling persons referred to in Section 7 hereof and no other person will have any right or obligation hereunder.

          13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

          14. Counterparts. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and you.

                                    Very truly yours,

                                    IDAHO POWER COMPANY


                                    By:  /s/ Darrel T. Anderson
                                         ---------------------------------------
                                         Darrel T. Anderson
                                         Senior Vice President -
                                         Administrative Services and
                                         Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date hereof.

BANC OF AMERICA SECURITIES LLC                             KEYBANC CAPITAL MARKETS INC.


By: /s/ Peter J. Carbone                                   By: /s/ Gary E. Andrews
    -------------------------------------------                --------------------------------------------
    Name: Peter J. Carbone                                     Name: Gary E. Andrews
    Title: Vice President                                      Title: Director

J.P. MORGAN SECURITIES INC.                                WEDBUSH MORGAN SECURITIES INC.


By: /s/ Robert Bottamedi                                   By: /s/ Michael Gardner
    -------------------------------------------                --------------------------------------------
    Name: Robert Bottamedi                                     Name: Michael Gardner
    Title: Vice President                                      Title: Executive Vice President

WACHOVIA CAPITAL MARKETS, LLC                              WELLS FARGO SECURITIES, LLC


By: /s/ Jacob Horstman                                     By: /s/ Andrew McCarthy
    -------------------------------------------                --------------------------------------------
    Name: Jacob Horstman                                       Name: Andrew McCarthy
    Title: Director                                            Title: Managing Director

RBC CAPITAL MARKETS CORPORATION


By: /s/ John Younger
    -------------------------------------------
    Name: John Younger
    Title: Managing Director


                                   SCHEDULE I

Commissions:

          The Company agrees to pay each Agent a commission equal to the following percentage of the principal amount of each Note sold on an agency basis by such Agent:

                     Term                                        Commission Rate
                     ----                                        ---------------

            9  months to less than 12 months                          0.125%
           12  months to less than 18 months                          0.150%
           18  months to less than 2 years                            0.200%
            2  years to less than 3 years                             0.250%
            3  years to less than 4 years                             0.350%
            4  years to less than 5 years                             0.450%
            5  years to less than 6 years                             0.500%
            6  years to less than 7 years                             0.550%
            7  years to less than 10 years                            0.600%
           10  years to less than 15 years                            0.625%
           15  years to less than 20 years                            0.675%
           20  years or more                                          0.750%

          Unless otherwise specified in the applicable Terms Agreement, the discount or commission payable to a Purchaser shall be determined on the basis of the commission schedule set forth above.

Address for Notice to Agents:
-----------------------------

          Notices to (1)    Banc of America Securities LLC shall
                            be directed to it at Banc of America
                            Securities LLC, 40 West 57th Street,
                            NY1-040-27-03, New York, NY 10019

          Attention of      High Grade Transaction Management/Legal
                            Fax:    646-313-4823

          Notices to (2)    J.P. Morgan Securities Inc. shall be directed
                            to it at 270 Park Avenue, New York, NY 10017

          Attention of      Investment Grade Syndicate Desk
                            Tel:    212-834-4533
                            Fax:    212-834-6081

          Notices to (3)    KeyBanc Capital Markets shall be
                            directed to it at 127 Public Square,
                            Cleveland, OH 44114

          Attention of      Andrew T. Redinger
                            Tel:    216-689-4085
                            Fax:    216-689-4653

          Notices to (4)    RBC Capital Markets Corporation shall
                            be directed to it at One Liberty Plaza, 165
                            Broadway, 2nd Floor, New York, NY 10006

          Attention of      Joseph Moore
                            Tel:    (212) 858-7201
                            Fax:    (212) 428-3018

          Notices to (5)    Wachovia Capital Markets, LLC shall
                            be directed to it at 301 South College,
                            Charlotte, NC 28288

          Attention of      Jim Williams
                            Tel:    (704) 383-8766
                            Fax:    (704) 383-9519

          Notices to (6)    Wedbush Morgan Securities Inc. shall be directed
                            to it at 1000 Wilshire Boulevard,
                            Los Angeles, CA 90017

          Attention of      Jonathan Leus
                            Tel:    (213) 688-8050
                            Fax:    (213) 688-6790

          Notices to (7)    Wells Fargo Securities, LLC shall be
                            directed to it at 608 Second Avenue South,
                            Suite 900, MAC N9303-097, Minneapolis, MN
                            55479

          Attention of      Joseph W. Glenn
                            Tel:    612-667-3774
                            Fax:    612-667-4744

                                                                       EXHIBIT A


                               IDAHO POWER COMPANY

                              First Mortgage Bonds,
                              ---------------------
         Secured Medium-Term Notes, Series F, Administrative Procedures
         --------------------------------------------------------------

                                 Book-Entry Form

          The First Mortgage Bonds, Secured Medium-Term Notes, Series F, Due from Nine Months to Thirty Years from Date of Issue (the "Notes") of Idaho Power Company (the "Company") are to be offered on a continuing basis. Banc of America Securities LLC, J.P. Morgan Securities Inc., KeyBanc Capital Markets Inc., RBC Capital Markets Corporation, Wedbush Morgan Securities Inc., Wachovia Capital Markets, LLC and Wells Fargo Securities, LLC, as agents (each an "Agent"), have agreed to use their reasonable best efforts to solicit purchases of Notes issued in fully registered form. The Agents will not be obligated to purchase Notes for their own account. The Notes are being sold pursuant to a Selling Agency Agreement between the Company and the agents named therein (including the Agents) dated the date hereof (the "Agency Agreement"). The Notes have been registered with the Securities and Exchange Commission (the "Commission"). The Notes will be issued under the Company's Indenture of Mortgage and Deed of Trust, dated as of October 1, 1937, between the Company and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company (the "Trustee") and R.G. Page (Stanley Burg, successor individual trustee), as trustees, as supplemented, pursuant to the Fortieth Supplemental Indenture dated as of May 1, 2005 (the "Indenture").

          The Agency Agreement provides that Notes may also be purchased by an Agent acting solely as principal and not as agent. In the event of any such purchase, the functions of both the Agent and the beneficial owner under the administrative procedures set forth below shall be performed by such Agent acting solely as principal, unless otherwise agreed to between the Company and such Agent acting as principal.

          Each Note will be represented by a Global Security (as defined hereinafter) delivered to Deutsche Bank Trust Company Americas ("Deutsche Bank") as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note"). An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note.

          The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agents and the sale as a result thereof by the Company are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Finance Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding orders to purchase Notes and the details of their delivery.

          Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth below, as adjusted in accordance with changes in DTC's operating requirements. Unless otherwise defined herein, terms defined in the Indenture and the Notes shall be used herein as therein defined. Only fixed rate Notes may be issued. To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, DTC's operating requirements or the Agency Agreement, the relevant provisions of the Notes, the Indenture, DTC's operating requirements and the Agency Agreement shall control.

                          Administrative Procedures for
                          -----------------------------
                                Book-Entry Notes
                                ----------------

          In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, Deutsche Bank will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and Deutsche Bank to DTC dated as of November 21, 2000, a Bring-Down Letter of Representations from the Company and Deutsche Bank to DTC dated as of May 6, 2005 and a Medium-Term Note Certificate Agreement between Deutsche Bank and DTC, dated as of October 21, 1988, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement system ("SDFS").

Issuance:                   On any date of settlement (as defined under
--------                    "Settlement" below) for one or more Book-Entry
                            Notes, the Company will issue a single global security in fully registered form without coupons (a
                            "Global Security") representing up to $200,000,000 principal amount of all such Book-Entry Notes that have the same Issue Date, original issue discount provisions, if any, Interest Payment Dates, Regular
                            Record Dates, redemption, repayment and extension provisions, if any, Maturity Date, and interest rate
                            (collectively, the "Terms"). Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an original issue date, which will be (i) with respect to an original Global Security (or any portion thereof), the original issue date specified in such Global Security and (ii) following a consolidation of Global Securities, with respect to the Global Security resulting from such consolidation, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Securities, regardless of the date of authentication of such resulting Global
                            Security. No Global Security will represent any securities in certificated form.

Identification Numbers:     The Company has arranged with the CUSIP Service
----------------------      Bureau of Standard & Poor's Corporation (the
                            "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers and relates to Global Securities representing Book-Entry Notes and book-entry medium-term notes issued by the Company with other series designations. Deutsche Bank, the Company and DTC have obtained from the CUSIP Service
                            Bureau a written list of such reserved CUSIP numbers. Deutsche Bank will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B". DTC will notify the CUSIP
                            Service Bureau periodically of the CUSIP numbers that Deutsche Bank has assigned to Global
                            Securities.

                            Deutsche Bank will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities. Upon obtaining such additional CUSIP numbers, Deutsche Bank or the Company shall deliver a list of such additional CUSIP numbers to DTC.

Registration:               Global Securities will be issued only in fully
------------                registered form without coupons. Each Global
                            Security will be registered in the name of Cede &
                            Co., as nominee for DTC, or such other name as may be requested by DTC, on the bond register for the Notes maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner (or such Participants) in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                  Transfers of a Book-Entry Note will be accomplished
---------                   by book entries made by DTC and, in turn, by
                            Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:                  After the first Interest Payment Date on individual
---------                   issues of the Notes, Deutsche Bank may deliver to
                            DTC's Reorganization Department, Interactive Data
                            Control and the CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the resulting Global Security described below) specifying (i) the CUSIP numbers of two or more outstanding Global Securities that represent Book-Entry Notes having the same Terms and for which interest has been paid to the same date,
                            (ii) a date, occurring at least thirty (30) days after such written notice is delivered and at least thirty (30) days before the next Interest Payment
                            Date for such Book-Entry Notes, on which such Global
                            Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number to be assigned to such replacement Global
                            Security. Upon receipt of such a notice, DTC will send to its participants (including Deutsche Bank) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, Deutsche Bank will deliver to the CUSIP Service Bureau a written reorganization notice setting forth such exchange date and such new
                            CUSIP number and stating that, as of
                            such exchange date, the CUSIP numbers of the Global
                            Securities to be exchanged will no longer be valid.
                            On the specified exchange date, Deutsche Bank will exchange such Global Securities for a single Global
                            Security bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.

Maturities:                 Each Book-Entry Note will mature on a
----------                  date not less than nine months nor more than thirty
                            (30) years after the Issue Date for such Note.

Denominations:              Book-Entry Notes will be issued in principal amounts
-------------               of $1,000 or any amount in excess thereof that is an
                            integral multiple of $1,000.

Interest:                   General. Interest, if any, on each Book-Entry Note
--------                    will accrue from the Original Interest Accrual Date
                            for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on the Global Security representing such Book-Entry Note, and will be calculated and paid in the manner described in such Book-Entry Note and in the Prospectus (as defined in the Agency Agreement), as supplemented by the applicable Pricing Supplement. Unless otherwise specified therein, each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date or to but excluding Maturity (other than a Maturity of a Book-Entry Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month). Interest payable at the Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable.
                            Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related
                            Global Security in the appropriate (daily or weekly) bond report published by Standard & Poor's
                            Corporation.

                            Regular Record Dates. Unless otherwise specified pursuant to Settlement Procedure "A" below, the Regular Record Dates with respect to the Interest Payment Dates set forth below shall be February 15 and August 15.

                            Interest Payment Dates. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Book-Entry Notes will be made semiannually on March 1 and September 1 of each year and at Maturity; provided, however, that if an Interest Payment Date for a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date; provided further, that in the case of a Book-Entry

                            Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.



Calculation of Interest:    Interest on Book-Entry Notes (including interest for
-----------------------     partial periods) will be calculated on the basis of
                            a 360-day year of twelve 30-day months.




Payment of Principal        Payment of Interest Only. Promptly after each
and Interest:               Regular Record Date, Deutsche Bank will deliver to
--------------------        the Company and DTC's Dividend Department a written
                            notice setting forth, by CUSIP number, the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an
                            Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the appropriate (daily or weekly) bond reports published by Standard & Poor's Corporation. The Company will pay to Deutsche Bank, as paying agent, the total amount of interest due on such Interest Payment Date
                            (other than at Maturity), and Deutsche Bank will pay such amount to DTC, at the times and in the manner set forth below under "Manner of Payment".

                            Payments at Maturity. On or about the first Business Day of each month, Deutsche Bank will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing in the following month. Deutsche Bank, the Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity of such Global Security. On or before Maturity, the Company will pay to Deutsche Bank, as paying agent, the principal amount of such Global Security, together with interest due at such Maturity. Deutsche Bank will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment". If any maturity of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal and interest due at Maturity of such Global Security, the Trustee will cancel such Global Security in accordance with the Indenture and so advise the Company. On the first Business Day of each month, Deutsche Bank will deliver to the Company a written statement indicating the total principal amount of Outstanding Global Securities as of the immediately preceding Business Day. If the Maturity of a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity.

                            Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity shall be paid by the Company to Deutsche Bank in immediately available funds on such date. The Company will make such payment on such Global Securities by wire transfer to Deutsche Bank, to the following account:

                            Deutsche Bank Trust Company Americas
                            Trust & Securities Services
                            ABA #: 021001033
                            Account Number: 01419647
                            Reference: Idaho Power First Mortgage Bonds.

                            Prior to 10 A.M. (New York City time) on the date of Maturity or as soon as possible thereafter, Deutsche Bank will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on a Global Security on such date. On each Interest Payment Date (other than at Maturity), interest payments shall be made to DTC, in funds available for immediate use by DTC, in accordance with existing arrangements between Deutsche Bank and DTC. On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company nor Deutsche Bank shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                            Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedures upon             Company Notice to Trustee Regarding Exercise of
Company's Exercise          Optional Redemption. At least 35 days prior to the
of Optional Redemption:     date on which it intends to redeem a Book-Entry
----------------------      Note, the Company will notify the Trustee that it
                            is exercising such option with respect to such Book-Entry Note on such date.

                            Trustee Notice to DTC Regarding Company's Exercise of Optional Redemption. After receipt of notice that the Company is exercising its option to redeem a Book-Entry Note, the Trustee will, at least 30 days before the redemption date for such Book-Entry Note, deliver to DTC a notice identifying such Book-Entry Note by CUSIP number and informing DTC of the Company's exercise of such option with respect to such Book-Entry Note.

                            Deposit of Redemption Price. On or before any redemption date, the Company shall deposit with such Trustee an amount of money sufficient to pay the redemption price, plus interest accrued to such redemption date, for all the Book-Entry Notes or portions thereof which are to be repaid on such redemption date. Such Trustee will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Procedure for Rate          The Company and the Agents will discuss from time to
Setting and Posting:        time the aggregate principal amount of, the issuance
-------------------         price of, and the interest rates to be borne by,
                            Book-Entry Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and              Unless otherwise instructed by the Company, each
Rejection of Orders:        Agent will advise the Company promptly by telephone
-------------------         of all orders to purchase Book-Entry Notes received
                            by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company and the Agents, the Company has the sole right to accept orders to purchase Book-Entry Notes and may reject any such orders in whole or in part.

Preparation of Pricing      If any order to purchase a Book-Entry Note is
Supplement:                 accepted by or on behalf of the Company, the Company
----------------------      will prepare a pricing supplement (a "Pricing
                            Supplement") reflecting the applicable interest rates and other terms of such Book-Entry Note and will arrange to have such Pricing Supplement filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply at least ten copies thereof (and additional copies if requested) to the Agent which presented the order (the "Presenting Agent"). The
                            Presenting Agent will cause a Prospectus and Pricing
                            Supplement to be delivered to the purchaser of such Book-Entry Note.

                            In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix Pricing Supplements to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Suspension of               The Company reserves the right, in its sole
Solicitation;               discretion, to instruct the Agents to suspend at any
Amendment or Supplement:    time, for any period of time or permanently, the
-----------------------     solicitation of orders to purchase Book-Entry Notes.
                            Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company has advised them that such solicitation may be resumed.

                            In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and Deutsche Bank whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

                            If the Company decides to amend or supplement the Registration Statement (as defined in the Agency Agreement), any Issuer Free Writing Prospectus or the Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency Agreement. Subject to the provisions of the Agency Agreement, the Company may file with the Commission any such supplement or amendment to the Prospectus or to any Issuer Free Writing Prospectus relating to the Notes. The Company will provide the Agents and Deutsche Bank with copies of any such supplement or amendment, and confirm to the Agents that such supplement or amendment has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b) or Rule 433(d) under the Act.

Procedures For              When the Company has determined to change the
Rate Changes:               interest rates of Book-Entry Notes being offered, it
--------------              will promptly advise the Agents and the Agents will
                            forthwith suspend solicitation of orders. The Agents will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of orders.
                            Until such time only "indications of interest" may be recorded.

Delivery of Prospectus:     A copy of the Prospectus (including the Prospectus
----------------------      Supplement) and a Pricing Supplement relating to a
                            Book-Entry Note must accompany or precede the earliest of any written offer of such Book-Entry
                            Note, confirmation of the purchase of such Book-Entry Note and payment for such Book-Entry Note by its purchaser. If notice of a change in the terms of the Book-Entry Notes is received by the Agents between the time an order for a Book-Entry Note is placed and the time written confirmation thereof is sent by the Presenting Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of Solicitation; Amendment or
                            Supplement" above, the Presenting Agent will deliver a Prospectus and Pricing Supplement as herein described with respect to each Book-Entry Note sold by it. The Company will make such delivery if such Book-Entry Note is sold directly by the Company to a purchaser (other than an Agent).

Confirmation:               For each order to purchase a Book-Entry Note
------------                solicited by any Agent and accepted by or on behalf
                            of the Company, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Settlement:                 The receipt by the Company of immediately available
----------                  funds in payment for a Book-Entry Note and the
                            authentication and issuance of the Global Security representing such Book-Entry Note shall constitute
                            "settlement" with respect to such Book-Entry Note.
                            All orders accepted by the Company will be settled on the third Business Day following the date of sale of such Book-Entry Note pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next
                            Business Day following the date of sale.

Settlement Procedures:      Settlement Procedures with regard to each Book-Entry
---------------------       Note sold by the Company through any Agent, as
                            agent, shall be as follows:

                            A. The Presenting Agent will advise the Company by
                               telephone (confirmed in writing) of the following settlement information:

                               1.  Exact name of the purchaser.

                               2.  Principal amount.

                               3.  Issue Date.

                               4.  Original Interest Accrual Date.

                               5.  Settlement date.

                               6.  Interest rate.

                               7.  Interest Payment Dates, if other than
                                   March 1 and September 1.

                               8.  Regular Record Dates, if other than
                                   February 15 and August 15.

                               9.  Redemption provisions, if any.

                               10. Maturity date.

                               11. Purchase Price.

                               12. Presenting Agent's commission, determined as
                                   provided in Section 2 of the Agency
                                   Agreement, and certification that the
                                   purchasers were solicited solely by such Agent.

                               13. Net proceeds to the Company.

                            B. Deutsche Bank will assign a CUSIP number to the
                               Global Security representing such Book-Entry Note and the Company will advise Deutsche Bank by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in Settlement Procedure "A" above, such CUSIP number and the name of the Presenting Agent. Deutsche Bank will also notify the Presenting Agent by telephone of such CUSIP number as soon as practicable. Each such communication by the Company shall constitute a representation and warranty by the Company to Deutsche Bank and the Presenting Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) such Note, and the Global Security representing such Note, will conform with the terms of the Indenture for such Note, and (iii) upon authentication and delivery of such Global Security, the aggregate initial offering price of all Notes issued under the Indenture will not exceed $200,000,000 (except for Book-Entry Notes represented by Global Securities authenticated and delivered in exchange for or in lieu of Global Securities pursuant to the Indenture).

                            C. Deutsche Bank will enter a pending deposit
                               message through DTC's Participant Terminal System providing the following settlement information to DTC (which shall route such information to Standard & Poor's Corporation) and the Presenting
                               Agent:

                               1.  The information set forth in Settlement
                                   Procedure "A".

                               2. The Initial Interest Payment Date for such Book-Entry Note, number of days by which such date succeeds the related Regular Record
                                   Date and amount of interest payable on such Interest Payment Date.

                               3.  The CUSIP number of the Global Security
                                   representing such Book-Entry Note.

                               4. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

                               5. The participant account numbers maintained by DTC on behalf of the Presenting Agent and Deutsche Bank.

                            D. To the extent the Company has not already done
                               so, the Company will deliver to the Trustee a Global Security in a form that has been approved by the Company, the Agents and the Trustee.

                            E. The Trustee will complete such Book-Entry
                               Note, stamp the appropriate legend, as instructed by DTC, if not already set forth thereon, and authenticate the Global Security representing such Book-Entry Note.

                            F. DTC will credit such Book-Entry Note to
                               Deutsche Bank's participant account at DTC.

                            G. Deutsche Bank will enter an SDFS deliver order
                               through DTC's Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to Deutsche Bank's participant account and credit such Book-Entry Note to the Presenting Agent's participant account and (ii) debit the Presenting Agent's settlement account and credit Deutsche Bank's settlement account for an amount equal to the price of such Book-Entry Note less the Presenting Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by Deutsche Bank to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated and (ii) Deutsche Bank is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between Deutsche Bank and DTC.

                            H. The Presenting Agent will enter an SDFS
                               deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to the Presenting Agent's participant account and credit such Book-Entry Note to the participant accounts of the Participants with respect to such Book-Entry Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent for an amount equal to the price of such Book-Entry Note.

                            I. Transfers of funds in accordance with SDFS
                               deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                            J. Deutsche Bank will, upon receipt of funds from
                               the Presenting Agent in accordance with
                               Settlement Procedure "G", wire transfer to the Company funds available for immediate use in the amount transferred to Deutsche Bank in accordance with Settlement Procedure "G". Payments made pursuant to this Settlement Procedure "J" will be made to an account maintained by the Company at Wells Fargo Bank (RTN: 121000248, Account Number:
                               4000033514).

                            K. The Presenting Agent will confirm the purchase
                               of such Book-Entry Note to the purchaser either by transmitting to the Participants with respect to such Book-Entry Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement                  For orders of Book-Entry Notes solicited by any
Procedures Timetable:       Agent and accepted by the Company for settlement on
--------------------        the first Business Day after the sale date,
                            Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                            Settlement
                            Procedure                  Time
                            ----------                 ----

                            A             11:00        A.M. on the sale date
                            B             12:00        Noon on the sale date
                            C             2:00         P.M. on the sale date
                            D             3:00         P.M. on the day before
                                                       settlement
                            E             9:00         A.M. on settlement date
                            F             10:00        A.M. on settlement date
                            G-H           2:00         P.M. on settlement date
                            I             4:45         P.M. on settlement date
                            J-K           5:00         P.M. on settlement date

                            If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M. and 12:00 Noon on the first Business Day after the sale date and no later than 2:00 P.M. on the Business Day before the settlement date, respectively. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date.

                            If settlement of a Book-Entry Note is rescheduled or cancelled, Deutsche Bank will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.



Failure to Settle:          If Deutsche Bank fails to enter an SDFS deliver
-----------------           order with respect to a Book-Entry Note pursuant to
                            Settlement Procedure "G", Deutsche Bank may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Book-Entry Note to Deutsche Bank's participant account. DTC will process the withdrawal message, provided that Deutsche Bank's participant account contains a principal amount of the Global Security representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will cancel such Global Security in accordance with the Indenture and so advise the Company and will make appropriate entries in its records. The CUSIP number assigned to such Global
                            Security shall, in accordance with CUSIP Service
                            Bureau procedures, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security,
                            Deutsche Bank will exchange such Book-Entry Note for two Global Securities, one of which shall represent such Book-Entry Notes and shall be cancelled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global
                            Security and shall bear the CUSIP number of the surrendered Global Security.

                            If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "H" and "G", respectively. The Presenting Agent will notify the Company by telephone of such failure. Thereafter, Deutsche Bank will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                            Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, Deutsche Bank will provide, in accordance with Settlement Procedure "E", for the authentication and issuance of a Global Security representing the other

                            Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Deutsche Bank Not           Nothing herein shall be deemed to require Deutsche
to Risk Funds:              Bank to risk or expend its own funds in connection
-----------------           with any payment to the Company, DTC, the Agents or
                            the purchaser, it being understood by all parties that payment made by Deutsche Bank to the Company, DTC, the Agents or the purchaser shall be made only to the extent that funds are provided to Deutsche
                            Bank for such purpose.

Authenticity                The Company will cause Deutsche Bank to furnish the
of Signatures:              Agents from time to time with the specimen
-------------               signatures of each of Deutsche Bank's officers,
                            employees or agents who have been authorized by Deutsche Bank to authenticate Book-Entry Notes, but the Agents will have no obligation or liability to the Company or Deutsche Bank in respect of the authenticity of the signature of any officer, employee or agent of the Company or Deutsche Bank on any Book-Entry Note.

Advertising Costs:          The Company will determine with the Agents the
-----------------           amount of advertising that may be appropriate in
                            soliciting offers to purchase the Book-Entry Notes.
                            Advertising expenses will be paid by the Company.



Periodic Statements         Periodically, Deutsche Bank will send to the Company
from Deutsche Bank:         a statement setting forth the principal amount of
------------------          Book-Entry Notes outstanding as of that date and
                            setting forth a brief description of any sales of Book-Entry Notes of which the Company has advised
                            Deutsche Bank but which have not yet been settled.

                                                                       EXHIBIT B


                               Idaho Power Company

                              First Mortgage Bonds,
                       Secured Medium Term Notes, Series F

                              Due from Nine Months
                       to Thirty Years from Date of Issue

                                 TERMS AGREEMENT

Idaho Power Company
1221 W. Idaho St.
Boise, Idaho 83702-5627

Attention:

          Subject in all respects to the terms and conditions of the Amended and Restated Selling Agency Agreement (the "Agreement") dated June 19, 2007, between [Agents], and you, the undersigned agrees to purchase the following Notes of Idaho Power Company:

[Add additional terms as may be needed to identify Notes.]

Aggregate Principal Amount:        $

Issue Date:

Original Interest Accrual Date:

Interest Rate:

Maturity Date:

Interest Payment Dates:

Regular Record Dates:

Discount or Commission:                 %      of Principal Amount

Purchase Price:                         %      of Principal Amount [plus accrued
                                               interest from __________, 20__]

Settlement Date:

Price to Public:

Applicable Time:

Place for Delivery of Notes
and Payment Therefor:

Method of Payment:                      [same day funds]

Redemption Provisions, if any:

Modification, if any, in the
requirements to deliver the
documents specified in Section
6(b) of the Agreement:

Pricing Disclosure Package:             See Annex I and Annex II

Period during which additional
Notes may not be sold pursuant to
Section 4(1) of the Agreement:

Syndicate Provisions:
(Set forth any provisions relating to
underwriters' default and step-up of
amounts to be purchased.)


This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                        [Purchaser]

                                        By:
                                           -------------------------------------


Accepted:

   Idaho Power Company

By:
   ---------------------------------
      Title:

                                                                         ANNEX I


              Documents included in the Pricing Disclosure Package
              ----------------------------------------------------


1. Prospectus, dated January 27, 2005, for $300,000,000 Idaho Power Company First Mortgage Bonds and Debt Securities.


2. Prospectus Supplement dated May 9, 2005, for $200,000,000 Principal Amount of First Mortgage Bonds, Secured Medium-Term Notes, Series F, of Idaho Power Company.


3.   Final Term Sheet in the form attached to this Terms Agreement as Annex II.


4. [List any free writing prospectus, other than the Final Term Sheet, that the Company and the Purchasers have expressly agreed upon.]

                                                                        ANNEX II

                                Final Term Sheet

                              [Form to be attached]

                                                                       EXHIBIT C


          Pursuant to Section 5(e) of the Selling Agency Agreement, the accountants shall furnish a letter to the Agents to the effect that:

     (i) They are an independent certified public accounting firm with respect to the Company and its subsidiaries within the meaning of the Act and the applicable rules and regulations thereunder adopted by the SEC;

     (ii) In their opinion, the consolidated financial statements and consolidated financial statement schedules audited by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related rules and regulations adopted by the SEC, and, if applicable, they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the consolidated interim financial statements for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Agents;

     (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing has come to their attention that caused them to believe that:

               (A) the unaudited consolidated statements of income, consolidated statements of comprehensive income, consolidated balance sheets, consolidated statements of cash flows and consolidated statements of capitalization included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC;

               (B) any material modifications should be made to the unaudited consolidated financial statements described in (A), included or incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

               (C) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (except for shares of 4% preferred stock) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net assets or other items specified by the Agents, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur, for declarations of dividends, or which are described in such letter; and

               (D) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (C) there were any decreases in consolidated revenues or net income or other items specified by the Agents, or any increases in any items specified by the Agents, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Agents, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur, for declarations of dividends, or which are described in such letter; and

     (iv) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (ii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agents which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Agents or in documents incorporated by reference in the Prospectus specified by the Agents, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement, except as described in such letter.

          All references to the Prospectus in this Exhibit C shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as amended or supplemented (including the documents incorporated by reference therein) in relation to the Notes for purposes of the letter delivered at the Closing Date for such Notes.

                                                                     EXHIBIT D-1


                                                                __________, 20__

To the Agents referred to in the
Amended and Restated
Selling Agency Agreement
Relating to:

          $200,000,000 Principal Amount of
          First Mortgage Bonds, Secured Medium-
          Term Notes, Series F, of Idaho Power Company

Ladies and Gentlemen:

          With reference to the issuance and sale by Idaho Power Company, an Idaho corporation (the "Company"), pursuant to the Amended and Restated Selling Agency Agreement, dated June 19, 2007 (the "Agency Agreement"), between the Company and each of you of up to $200,000,000 aggregate principal amount of First Mortgage Bonds, Secured Medium-Term Notes, Series F (the "Notes"), to be issued under an Indenture of Mortgage and Deed of Trust, dated as of October 1, 1937, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and R.G. Page, as Trustees (Stanley Burg, successor individual trustee) (the "Trustees"), as supplemented by all indentures supplemental thereto, including the Fortieth Supplemental Indenture, dated as of May 1, 2005 (said Indenture of Mortgage and Deed of Trust, as so supplemented, being hereinafter called the "Mortgage"), we advise you that we are counsel to the Company and in that capacity have reviewed or participated in the preparation of (1) the Mortgage; (2) the registration statement (File No. 333-122153) filed with the Securities and Exchange Commission under the Act, which became effective on January 27, 2005; such Registration Statement as amended to the Effective Date, including the documents incorporated by reference therein as of such dates pursuant to Item 12 of Form S-3 (the "Incorporated Documents"), being hereinafter referred to as the "Registration Statement"); (3) the prospectus, dated January 27, 2005 (the "Base Prospectus"), as supplemented by a prospectus supplement relating to the Notes, dated May 9, 2005 (the "Prospectus Supplement") (the Base Prospectus, as supplemented by the Prospectus Supplement, including the documents incorporated by reference therein, being hereinafter referred to as the "Prospectus"); (4) the Agency Agreement and (5) the Bond Application, dated May 9, 2005 for authentication and delivery of the Notes in an aggregate principal amount not to exceed $200,000,000 (the "Bond Application"). Terms not otherwise defined herein shall have the meanings given to them in the Agency Agreement.

          We have also examined, have relied as to matters of fact upon, and have assumed the accuracy of, originals or copies certified or otherwise identified to our satisfaction, of such records, agreements, documents, and other instruments and such representations, statements and certificates or comparable documents of or from public officials and officers and representatives of the Company and of representatives of all persons whom we have deemed appropriate and have made such other investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to authentic original documents of any copies submitted to us for our examination.

          Based upon and subject to the foregoing, and subject to the further qualifications and limitations stated herein, we are of the opinion that:

          (1) The Mortgage has been duly authorized, executed and delivered by the Company, is a legal, valid and binding instrument enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting mortgagees' and other creditors' rights, and to general principles of equity (whether considered in a proceeding at law or in equity) and has been qualified under the Trust Indenture Act of 1939, as amended.

          (2) The Notes, when issued and paid for as contemplated in the Agency Agreement, will be legal, valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefit of the security provided by the Mortgage, subject to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting mortgagees' and other creditors' rights and to general principles of equity (whether considered in a proceeding at law or in equity).

          (3) The Agency Agreement has been duly authorized, executed and delivered by the Company.

          (4) As of the Effective Date the Registration Statement, including the Incorporated Documents, and, as of the date of the Prospectus Supplement, the Prospectus, appeared on their face to comply as to form in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934, as amended, and the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement is effective under the Act; and, to our knowledge, no proceedings for a stop order with respect thereto are pending or threatened under Section 8(d) of the Act.

          (5) All regulatory consents and approvals required to be obtained by the Company from any governmental body or bodies in connection with the Company's issuance and sale of the Notes in the manner set forth in the Agency Agreement have been obtained and are in effect, except that the order of the Idaho Public Utilities Commission grants authority to sell the Notes only through November 19, 2008; it being understood that we express no opinion as to any consents or approvals required to be obtained, or other actions required to be taken, under the securities or blue sky laws of any jurisdiction.

          In passing upon the form of the Registration Statement and the form of the Prospectus, we necessarily assume the correctness and completeness of the representations made to us and the statements made to us or included in the Registration Statement and the Prospectus by the Company and take no responsibility therefor. We express no opinion as to the law of any jurisdiction other than the law of the State of New York and the federal laws of the United States. As to all matters of Idaho law and as to the matters set forth in paragraph 5 above, we have relied upon an opinion of even date herewith addressed to you by Thomas R. Saldin, Esq.,


                                     D-1-2

General Counsel for the Company. We are not passing upon matters relating to the incorporation of the Company, title to property, liens, licenses, franchises, water rights or conformity to the laws of the States of Idaho, Montana, Nevada, Oregon or Wyoming, or upon questions of the recording of, or the validity or priority of the lien of, the Mortgage.

          This letter is furnished by us as New York counsel to the Company in connection with the transactions contemplated by the Agency Agreement, is solely for the benefit of the Agents and may not be delivered to or relied upon in any manner by any other person or entity, including, without limitation, any person purchasing Notes from any of the Agents, or for any other purpose, without our express written consent.


                                             Very truly yours,



                                             LeBoeuf, Lamb, Greene & MacRae LLP


                                     D-1-3

                                                                     EXHIBIT D-2


                                                                __________, 20__

To the Agents referred to in the
Amended and Restated
Selling Agency Agreement
Relating to:

          $200,000,000 Principal Amount of
          First Mortgage Bonds, Secured Medium-
          Term Notes, Series F, of Idaho Power Company

Ladies and Gentlemen:

          With reference to the issuance and sale by Idaho Power Company, an Idaho corporation (the "Company"), pursuant to the Amended and Restated Selling Agency Agreement, dated June 19, 2007 (the "Agency Agreement"), between the Company and each of you of up to $200,000,000 aggregate principal amount of First Mortgage Bonds, Secured Medium-Term Notes, Series F (the "Notes"), to be issued under an Indenture of Mortgage and Deed of Trust, dated as of October 1, 1937, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and R.G. Page, as Trustees (Stanley Burg, successor individual trustee) (the "Trustees"), as supplemented by all indentures supplemental thereto, including the Fortieth Supplemental Indenture, dated as of May 1, 2005 (said Indenture of Mortgage and Deed of Trust, as so supplemented, being hereinafter called the "Mortgage"), we advise you that we are counsel to the Company and in that capacity have reviewed or participated in the preparation of (1) the Mortgage; (2) the registration statement (File No. 333-122153) filed with the Securities and Exchange Commission under the Act, which became effective on January 27, 2005; such Registration Statement as amended to the Effective Date, including the documents incorporated by reference therein as of such dates pursuant to Item 12 of Form S-3 (the "Incorporated Documents"), being hereinafter referred to as the "Registration Statement"); (3) the prospectus, dated January 27, 2005 (the "Base Prospectus"), as supplemented by a prospectus supplement relating to the Notes, dated May 9, 2005 (the "Prospectus Supplement") (the Base Prospectus, as supplemented by the Prospectus Supplement, including the documents incorporated by reference therein, being hereinafter referred to as the "Prospectus"); (4) the Agency Agreement and (5) the Bond Application, dated May 9, 2005 for authentication and delivery of the Notes in an aggregate principal amount not to exceed $200,000,000 (the "Bond Application"). Terms not otherwise defined herein shall have the meanings given to them in the Agency Agreement.

          In the course of the preparation by the Company of the Registration Statement and the Prospectus, we had conferences with certain of its officers and representatives, with other counsel for the Company and with Deloitte & Touche LLP, the independent registered public accounting firm who examined certain of the financial statements included or incorporated by reference in the Registration Statement and the Prospectus. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement or the Prospectus, and we have not undertaken any obligation to verify independently any of the factual matters set forth therein. Moreover, many of the determinations required to be made in the preparation thereof involve matters of a non-legal nature. In the course of our examination of the Registration Statement and the Prospectus and the documents listed on Annex I to the Terms Agreement (those listed documents and the Prospectus, collectively, the "Pricing Disclosure Package") and our discussions in the above-mentioned conferences, nothing has come to our attention that has caused us to believe that, at the Effective Date, the Registration Statement, including the Incorporated Documents, contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the Applicable Time (as defined in the Agency Agreement), the Pricing Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Also, nothing has come to our attention in the course of our examination of the Registration Statement or the Prospectus or in our discussions in the above-mentioned conferences that has caused us to believe that the Prospectus, as amended or supplemented as of the date hereof, as of the date and time of the delivery of this letter, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We express no view as to the financial statements or other financial or accounting data contained or incorporated by reference in, or omitted from, the Registration Statement, the Prospectus or the Pricing Disclosure Package.

          This letter is furnished by us as New York counsel to the Company in connection with the transactions contemplated by the Agency Agreement, is solely for the benefit of the Agents and may not be delivered to or relied upon in any manner by any other person or entity, including, without limitation, any person purchasing Notes from any of the Agents, or for any other purpose, without our express written consent.


                                             Very truly yours,



                                             LeBoeuf, Lamb, Greene & MacRae LLP


                                     D-2-2

                                                                       EXHIBIT E


                                                                 _________, 20__

To the Agents referred to in the
Amended and Restated
Selling Agency Agreement
Relating to:

          $200,000,000 Principal Amount of
          First Mortgage Bonds, Secured Medium-
          Term Notes, Series F, of Idaho Power Company

Ladies and Gentlemen:

          In connection with the issuance and sale pursuant to the Amended and Restated Selling Agency Agreement, dated June 19, 2007 (the "Agency Agreement"), between Idaho Power Company, an Idaho corporation (the "Company"), and each of you of up to $200,000,000 aggregate principal amount of the Company's First Mortgage Bonds, Secured Medium-Term Notes, Series F (the "Notes"), to be issued under an Indenture of Mortgage and Deed of Trust, dated as of October 1, 1937, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and R.G. Page, as Trustees (Stanley Burg, successor individual trustee) (the "Trustees"), as supplemented by all indentures supplemental thereto, including the Fortieth Supplemental Indenture, dated as of May 1, 2005 between the Company and the Trustees (collectively, the "Mortgage"), I am the Company's General Counsel, and I am familiar with its legal status and that of its property. I am also familiar with (a) the registration statement (File No. 333-122153) filed with the Securities and Exchange Commission under the Act, which became effective on January 27, 2005; such Registration Statement as amended to the Effective Date, including the documents incorporated by reference therein as of such dates pursuant to Item 12 of Form S-3 (the "Incorporated Documents"), being hereinafter referred to as the "Registration Statement"), (b) the prospectus, dated January 27, 2005 (the "Base Prospectus"), as supplemented by a prospectus supplement relating to the Notes, dated May 9, 2005 (the "Prospectus Supplement") (the Base Prospectus, as supplemented by the Prospectus Supplement, including the documents incorporated by reference therein, being hereinafter referred to as the "Prospectus"), (c) the Agency Agreement and (d) the Bond Application, dated May 9, 2005 for authentication and delivery of the Notes in an aggregate principal amount not to exceed $200,000,000 (the "Bond Application"). Terms not otherwise defined herein shall have the meanings given to them in the Agency Agreement.

          I have made such examination of corporate and other records and documents and of matters of law as in my opinion are necessary or desirable for the purposes of this opinion, and based thereon, I am of the opinion that:

          (1) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Idaho, and has full power and authority to own its properties and conduct its business in all material respects as described in the Prospectus as amended or supplemented;

          (2) To the best of my knowledge and other than as set forth in the Prospectus as amended or supplemented, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would individually or in the aggregate have a material adverse effect on the consolidated financial position or results of operations of the Company and its subsidiaries considered as a whole; and, to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (3) The Agency Agreement has been duly authorized, executed and delivered by the Company;

          (4) The Notes, when issued and paid for as contemplated in the Agency Agreement, will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms and entitled to the benefit of the security provided by the Mortgage, subject to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting mortgagees' and other creditors' rights and to general principles of equity (whether considered in a proceeding at law or in equity); and the Notes and the Mortgage conform to the descriptions thereof in the Prospectus as amended or supplemented;

          (5) The Mortgage has been duly authorized, executed and delivered by the Company and constitutes a valid lien to the extent that it purports to be one upon the property described therein as being subject to the lien thereof (except any which has been duly released from the lien thereof) and is a legal, valid and binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting mortgagees' and other creditors' rights and to general principles of equity (whether considered in a proceeding at law or in equity); said Mortgage has been duly recorded and filed in such manner and in such places as are required by law in order to establish, preserve and protect the lien of said Mortgage;

          (6) The issue and sale of the Notes in an aggregate principal amount not to exceed the amount set forth in the Bond Application and the compliance by the Company with all of the provisions of the Notes, the Mortgage and the Agency Agreement with respect to the Notes and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the Restated Articles of Incorporation, as amended or Bylaws, as amended, of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

          (7) The description of the Company's property in the Mortgage is adequate to constitute the Mortgage a lien thereon. The Company has good and marketable fee title to all real property upon which the Mortgage purports to create a lien, except water rights, leases, licenses, franchises, easements and other interests in real property of a similar nature, as to which it has good and valid title, in each case free and clear of all liens, charges and encumbrances other than excepted encumbrances as defined in the Mortgage and the lien of the Mortgage,


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

subject to minor defects and clouds common to property of the size and character of that of the Company. Such minor defects and clouds are in my opinion not important and do not materially interfere with the operations of the Company or materially detract from the value of its property;

          (8) The Company has such valid franchises, permits, licenses, easements and consents, free from burdensome restrictions, as are required by law for the operation of the Company's system and as are required for the adequate conduct of its business in the territory which it serves;

          (9) As of the Effective Date, the Registration Statement, including the Incorporated Documents, and, as of the date of the Prospectus Supplement, the Prospectus, appeared on their face to comply as to form in all material respects with the requirements of the Act and the Securities Exchange Act of 1934, as amended, and the applicable instructions, rules and regulations of the Securities and Exchange Commission thereunder; the Registration Statement is effective under the Act; and, to my knowledge, no proceedings for a stop order with respect thereto are pending or threatened under Section 8(d) of the Act; and

          (10) All regulatory consents and approvals required to be obtained by the Company from any governmental body or bodies in connection with the Company's issuance and sale of the Notes in the manner set forth in the Agency Agreement have been obtained and are in effect, except that the order of the Idaho Public Utilities Commission grants authority to sell the Notes only through November 19, 2008; it being understood that I express no opinion as to any consents or approvals required to be obtained, or other actions required to be taken, under state securities or Blue Sky laws of any jurisdiction.

          I have no reason to believe that, at the Effective Date, the Registration Statement, including the Incorporated Documents, contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the Applicable Time (as defined in the Agency Agreement), the Prospectus and the documents listed on Annex I to the Terms Agreement (collectively, the "Pricing Disclosure Package") contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Also, nothing has come to my attention in the course of my examination of the Registration Statement or the Prospectus that has caused me to believe that the Prospectus, as amended or supplemented as of the date hereof, as of the date and time of the delivery of this letter, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. I express no view as to the financial statements or other financial or accounting data contained or incorporated by reference in, or omitted from, the Registration Statement, the Prospectus or the Pricing Disclosure Package.


                                                Very truly yours,


                                                Thomas R. Saldin


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